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                                                                   Exhibit 4(e)


                             CERTIFICATE OF TRUST OF
                              DIME CAPITAL TRUST II
                           ---------------------------



     THIS Certificate of Trust of Dime Capital II (the "Trust"), dated April 4, 1997, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).
                                -------          -- ---

     1.   Name. The name of the business trust formed hereby is Dime Capital
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Trust II.

     2.   Delaware Trustee.  The name and business address of the trustee of the
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Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market
Street, Wilmington, Delaware 19801, Attn: Corporate Trust Administration.

     3.   Effective Date. This Certificate of Trust shall be effective on April
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4, 1997.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                 CHASE MANHATTAN BANK DELAWARE,
                                 as trustee


                                 By: /s/ John C. Cashin
                                     -------------------------------
                                     Name:John C. Cashin
                                     Title: Senior Trust Officer